Exhibit (c)(2)

Project Baseball
Presentation to the Special Committee
of SkyTerra Communications
September 22, 2009

140
120
100
80
60
40
20
0
9/21/08
11/21/08
1/21/09
3/23/09
5/23/09
7/23/09
9/21/09
SKYT
CLWR
ICOG
TSTR
Nasdaq

Morgan Stanley

Indexed Share Price Performance                                                      Gain/(Loss)
Indexed to 100%
Sector Trading Update
Last Twelve Months
Project Baseball
2
Source  FactSet
ICOG (67%)
• Over the last twelve months,
 share price performance for the
 key sector players has been
 mixed
 – CLWR has outperformed due
 to positive news regarding
 satellite launches and the
 likelihood that incremental
 funding is available
 – SKYT has rallied from its
 lows on the basis of
 Harbinger’s funding
 commitments
 – ICOG has underperformed
 as its subsidiary, ICO North
 America, filed for Chapter 11
 in May 2009
SKYT (24%)
TSTR (23%)
Nasdaq (6%)
CLWR (20%)

$10
$8
$6
$4
$2
$0
1,200
1,000
800
600
400
200
0
9/21/08
11/21/08
1/21/09
3/21/09
5/21/09
7/21/09
9/21/09
Volume
Price

Morgan Stanley

SKYT Stock Price Performance
Last Twelve Months
3
Share Price                                                                         Volume
$                                                                                              000s
$

Project Baseball
Note
1. Premium to current Harbinger Indicative Proposal of $5
2. 52 week high and low are calculated using intra-day prices
9/22/08
SKYT, ICO Global and
Qualcomm sign
agreement enabling
integration of satellite
communications into
mass market cellular
handsets and devices
11/10/08
SKYT
announces 3Q
results
8/10/09
SKYT announces 2Q
results
5/1/09
SKYT announces 1Q
results
2/25/09
SKYT announces 4Q
results
8/24/09
SKYT applies for $37MM
in broadband stimulus
money
5/27/09
SKYT moves satellite
launch contract from Sea
Launch to International
Launch Services (ISL)
1/1/09
SKYT receives Tranche 1
of $150MM from
Harbinger
Harbinger Indicative
Proposal = $5.00
4/1/09
SKYT receives Tranche 2
of $175MM from
Harbinger
7/1/09
SKYT receives Tranche 3
of $75MM from Harbinger
Premium Analysis
Price
Premium
(1)
Current
$3.40
47%
52-Week High
(2)
5.00
0%
52-Week Low
(2)
0.80
525%
LTM Average
2.83
77%
90 Day Average
3.07
63%
30 Day Average
3.22
56%
10 Day Average
3.18
57%

Valuation at Selected Prices
SKYT Valuation Matrix
Project Baseball
4
Notes
1. Represents pro forma debt including Boeing deferral and remaining Harbinger funding tranche due in January 2010
2. Represents unconsolidated investment in Terrestar of $8MM
3. Assumes bonds trading at $0.62 and Boeing deferral trades at par
At Market
Analysis at Selected Prices
$MM, unless otherwise noted
$3.40
$4.00
$5.00
$10.00
Premium Over:
Current Stock Price
$3.40
0%
18%
47%
194%
52-Week High
5.00
(32%)
(20%)
0%
100%
52-Week Low
0.80
325%
400%
525%
1150%
Avg. Stock Price
—Last
30
Trading Days
3.22
6%
24%
55%
210%
TSO
138
138
138
138
Options Dilution
4
5
6
10
Fully Diluted Shares Outstanding
141
143
144
148
Equity Value
$481
$571
$721
$1,479
Plus: Total Debt
(1)
$1,506
$1,506
$1,506
$1,506
Less: Unconsolidated Investments
(2)
(8)
(8)
(8)
(8)
Aggregate Value for Spectrum Valuation
$1,980
$2,070
$2,219
$2,978
Gross Spectrum (U.S. and Canada)
25
25
25
25
POPs (MM)
300
300
300
300
MHz-POPs
7,500
7,500
7,500
7,500
Value per MHz-POP (Debt at Book)
$0.26
$0.28
$0.30
$0.40
Illustrative Value per MHz-POP (Debt at Market)
(3)
$0.19
$0.21
$0.23
$0.33

$0.80
$5.00
$2.00
$4.00
$2.65
$0.00
$0.55
$4.10
$4.40
$3.75
$4.10
$0.00
$1.65
$0.00
$2.00
$4.00
$6.00

Morgan Stanley

Valuation Summary
$ / Share
SKYT Indicative Valuation
5
12-Month Trading Range (1)
Trading Comparables - Book (2)
MHz-POP: $0.25 - $0.26
Premiums Paid in Precedent Squeeze-Outs (4)
Squeeze-Out of Majority: 20-30% Premium
 (By Existing Minority Owner)
$ / Share
MHz-POP (2)
Notes
1. As of 9/21/09 and trading ranges based on intra-day prices
2. Range based on TSTR current (September 2009) and historical (July 2009) MHz-POP using book value of total debt of approximately $1.3Bn, unconsolidated investments of $5MM,
 FDSO of 140MM and MHz-POPs of 7,500
3. Range based on TSTR bank trading levels at par and current (September 2009) and historical (July 2009) bond trading levels of $0.77 and $0.58, respectively
4. Reference range based on cash and stock squeeze-out transactions greater than $100MM since 1/1/90; median premiums paid 4 weeks prior to announcement date
5. $0.13 per MHz-POP calculated under contemplated restructuring plan assuming fully accreted value of the convertible debt of $768MM and 6,000 MHz-POP
6. Assumes annual cash flows are fully taxed at 40% and NOLs valued separately at between $29MM and $50MM depending on discounting assumptions
7. Based on 2010 net debt of $1.6Bn and assumes 2010 funding gap of $184MM funded with equity issued at the current share price of $3.40 for PF FDSO of 196MM
Project Baseball
Clearwire Transaction (May 7, 2008) (2)
MHz-POP: $0.24
Current Share
Price (1)
$3.40
$0.20
ICO NA Bankruptcy (May 15, 2009) (2)
Harbinger
Indicative
Proposal
$5.00
$2.13
$0.32
PUBLIC MARKET
PRIVATE MARKET
Trading Comparables - Market (2)(3)
$0.00
MHz-POP: $0.13 (5)
MHz-POP: $0.15 - $0.21
$3.40
$0.24
$0.28
Squeeze-Out of Minority: 10-20% Premium
 (By Existing Majority Owner)
Satellite Business Case (6)(7)
WACC: 20-30%, 8-10x 2020 Exit Multiple
DISCOUNTED CASH FLOW
6-Month Trading Range (1)

Public Market Spectrum Comparables
Project Baseball
6
Notes
1. Total debt pro forma for Harbinger financing tranche to come in January 2010
2. Total debt pro forma for ICO North America bankruptcy filing; remaining debt represents capital lease obligation
3. Assumes all cash is used for satellite construction and launch
4. Assumes bank trading levels at par and bond trading levels of $0.62 (last traded September 2009) and $0.77 (last traded September 2009) for SKYT and TSTR, respectively
Historical Value per MHz-POP
Spectrum Valuation - Side-by-Side Comparison
12/31/06
12/31/07
12/31/08
Current
SKYT
$0.34
$0.25
$0.22
$0.26
TSTR
0.27
0.23
0.22
0.26
ICOG
0.28
0.22
0.18
NA
Average
$0.29
$0.24
$0.21
$0.26
$MM, unless otherwise noted
SkyTerra
(1)
TerreStar
ICO Global
(2)
Share Price (as of 09/21/09)
$3.40
$1.69
$0.75
FDSO
141
140
211
Equity Value
$481
$236
$158
Plus: Total Debt
1,506
1,322
18
Less: Unconsolidated Investments
(8)
(5)
0
Aggregate Value for Spectrum Valuation
(3)
$1,980
$1,554
$176
Population (MM)
300
300
0
Assumed Usable Spectrum (MHz)
25
20
0
Population (MM) x Spectrum (MHz)
7,500
6,000
0
Value per MHz-POP (Debt at Book)
$0.26
$0.26
NA
Illustrative Value per MHz-POP (Debt at Market)
(4)
$0.19
$0.21
NA

Median Premium Paid to 4 Weeks Prior to Announcement
%
Premiums Paid Analysis
Completed Cash and Stock Squeeze-Outs Greater than $100MM Since 1990
Project Baseball
7
# of Deals:
75
182
107
27
67
40
All Deals
Investor Deals (1)
Note
1. Includes all deals where buyer is a non-strategic buyer (i.e., private equity firm or hedge fund)
16%
18%
12%
9%
31%
25%
0%
5%
10%
15%
20%
25%
30%
35%
30%
All Deals
Ownership>50%

DCF Analysis
Based on 2010E - 2019E Cash Flows per Management Plan
Project Baseball
8
• Key assumptions:
 – Cash on hand sufficient to
 fund 2009 cash burn
 – Funding gap addressed with
 equity raise at current share
 price
 – Cash flows are fully taxed
 and NOLs valued separately
 and added to DCF valuation
Notes
1. Assumes cash flows are fully taxed at 40%
2. Based on FDSO of 196MM (54MM new shares issued at $3.40 to address funding gap of $184MM), total debt of $1.6Bn and includes value of NOLs which range from $29-50MM depending on the discounting assumptions
3. Based on 7,500 MHz-POP
Cash Flow Summary
DCF Senstivity Analysis
$MM
2010E
2011E
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
Revenue
$129
$174
$213
$276
$346
$439
$612
$845
$1,063
$1,222
 % Growth
253%
35%
23%
29%
26%
27%
39%
38%
26%
15%
EBITDA
43
55
45
92
148
220
362
557
739
872
 % Growth
NM
28%
-18%
105%
61%
49%
64%
54%
33%
18%
Less: Cash Taxes
(1)
0
0
0
0
(20)
(49)
(105)
(184)
(256)
(311)
Less: Changes in Working Capital
(13)
86
5
(4)
(10)
(10)
(15)
(20)
(18)
(15)
Less: Capex
(214)
(112)
(8)
(9)
(15)
(11)
(11)
(17)
(13)
(14)
Unlevered Free Cash Flow
(184)
29
41
79
103
151
230
337
452
531
 Cumulative Unlevered Free Cash Flow
(184)
(155)
(114)
(35)
68
218
448
785
1,238
1,769
2020 Exit Multiple
Discount Rate
8.0x
9.0x
10.0x
20%
$0.12
$0.89
$1.67
Share Price
(2)
$0.22
$0.24
$0.26
Implied MHz-POP
(3)
25%
$0.00
$0.00
$0.00
$0.14
$0.16
$0.17
30%
$0.00
$0.00
$0.00
$0.09
$0.10
$0.11

Shares and $ in MM	Value	Shares	Economic Harbinger	Economic 3rd Party	Economic SKYT	Economic Total	Voting Harbinger	Voting 3rd Party	Voting SKYT	Voting Total
Current Ownership [1]		148	62.3%	0.0%	37.7%	100%	52.0%	0.0%	48.0%	100%
Harbinger Asset Contribution										
Inmarsat Equity	$1,143	114	79%	0%	21%	100%	81%	0%	19%	100%
Inmarsat Convertible	42	4	79%	0%	21%	100%	81%	0%	19%	100%
Sub Total	$1,185	119								
Inmarsat Offer - Sources										
New Debt Financing	$2,400									
Fees to Harbinger [2]	128	13	80%	0%	20%	100%	82%	0%	18%	100%
Non-Harbinger SKYT Equity	100	10	77%	0%	23%	100%	78%	0%	22%	100%
New 3rd Party Equity Required	1,855	185	47%	39%	14%	100%	41%	48%	11%	100%
Total Offer Sources	$4,483	208								
Inmarsat Offer - Uses										
Non-Harbinger Inmarsat Equity Value	$2,825									
Non-Harbinger Inmarsat Net Debt [3]	1,350									
Fees + 1.6 GHz Share Issuance [4]	228									
Est. Change of Control Premiums [5]	80									
Total Offer Uses	$4,483									
Pro Forma Ownership		475	47.1%	39.1%	13.9%	100%	40.6%	48.1%	11.3%	100%

Modified MCSA Price for SKYT

	$3.00	$4.00	$5.00	$6.00	$10.00
Economic	5.8%	6.9%	8.0%	9.0%	12.5%
Voting	4.5%	5.3%	6.1%	6.9%	10.0%

Morgan Stanley

Pro Forma Ownership Analysis
Pro Forma Ownership Implications
Assumes Transaction as Contemplated by Existing MCSA
Project Baseball
9
Notes
1. Includes all options and warrants using treasury method based on SKYT offer price of $10
2. Includes 1.6 GHz spectrum share issuance of $103MM and $25MM sponsor fee to Harbinger
3. Excludes Inmarsat convertible of $42MM (owned by Harbinger)
4. Includes Harbinger sponsor fee of $25MM, 1.6 GHz spectrum share issuance of $103MM and transaction-related fees of $100MM
5. Includes estimated change of control premiums of $7MM on debt and make-whole of $72MM for convertible debt
6. Represents 10% premium to current share price as of 9/21/09, which is same premium to current on date of original MCSA
• Assumptions under existing
 MCSA:
 – 100% cash proposal for
 Inmarsat at £5.35
 – SKYT share price at $10
 – New debt raised limited to
 $2.4Bn
 – Any additional requirements
 financed with 3rd party equity
 – $ / £ exchange rate of 1.62
• Assumptions under modified
 MCSA
 – 100% cash proposal for
 Inmarsat raised to £6.06 (6)
SKYT Ownership Under Illustrative Modified MCSA

PF'09E EBITDA
$569
EBITDA Mult.
9.0x
Implied AV
$5,121
MHz - POP Value
$0.20
PF MHz - POPs
13,500
Implied Spectrum Value
$2,700
Total Aggregate Value
$7,821
PF Net Debt
(4,041)
PF Equity Value
$3,780
PF Shares
902
PF Share Price
$4.19
Disc. at Cost of Equity 25%
PV of PF Share Price
$3.35
Pro Forma Trading Analysis
Illustrative Calculation
Based on Modified MCSA: £6.06 ISAT Base Price and $5 SKYT Share Price
Project Baseball
10
Notes
1. Based on Inmarsat ’09E EBITDA of $569MM per selected Wall Street estimates
2. Based on 13,500 MHz-POPs (25 MHz at 300MM POPs for SKYT and 20 MHz at 300MM POPs for Inmarsat)
3. Based on PF net debt of $4.0Bn (existing SKYT total debt of $1.8Bn which reflects fully accreted value of Harbinger debt, and PF Inmarsat net debt of $2.2Bn)
4. Based on a WACC of 25% discounted 12 months and 902MM PF shares based on revised MCSA prices of $5 per share for SKYT and £6.06 per share for ISAT
FSS Comparable Trading
x
8.0x
8.7x
9.7x
9.0x
7.8x
7.9x
0
4
8
12
ISAT
Eutelsat
SES
'09E Mult.
'10E Mult.
Inmarsat
Implied
Spectrum Value (MHz-POP)
'09E EBITDA
Agg.
$0.15
$0.20
$0.25
Multiple
Value
(1)
$2,025
$2,700
$3,375
Implied Spectrum Value
(2)
8.0x
$4,552
$6,577
$7,252
$7,927
PF Aggregate Value
2,536
3,211
3,886
PF Equity Value
(3)
$2.25
$2.85
$3.44
PV of PF Share Price
(4)
(55%)
(43%)
(31%)
Prem. / (Disc.) to Harbinger Offer Price of $5
9.0x
$5,121
$7,146
$7,821
$8,496
3,105
3,780
4,455
$2.75
$3.35
$3.95
(45%)
(33%)
(21%)
10.0x
$5,690
$7,715
$8,390
$9,065
3,674
4,349
5,024
$3.26
$3.86
$4.45
(35%)
(23%)
(11%)

Discussion of SkyTerra Alternatives
11
Project Baseball
SKYT Alternatives
SKYT Implications
1.
Cash Preservation Scenario
•
Funding runway is projected to be
exhausted in
Q1’11
under a
cash preservation
scenario that
still enables SkyTerra to meet its regulatory milestones
-
Likely d
oes not provide sufficient time to complete a transaction
with Inmarsat nor
provide for a sale of the company
to another strategic buyer
•
Unclear whether debt capital markets will be available
to provide spectrum
-
based financing in the interim
•
Unclear ability to secure additional equity
-
funding
absent a transactio
n with
Inmarsat or a carrier agreement
2.
Sale of the Company
•
Not likely in advance of
end of base case funding runway through the end of
2010
-
Capital markets environme
nt and carrier strategic focus / need for near
-
term
spectrum make
a strategic sale unli
kely
3.
Restructuring of SkyTerra’s Liabilities
•
Equitizing or otherwise restructuring the cash liabilities associated with the senior secured and senior unsecured indebtedness
does not provide for enough
extension of funding runway
absent a broader soluti
on for the Boeing liabilities
-
Must include settlement with Boeing for the 2010 payments
•
A workable restructuring that materially extends SkyTerra’s funding runway must also include a
substantial reduction of non
-
satellite operating expenses
-
Limited potenti
al
for an “all
-
in” restructuring of the secured and unsecured notes
and Boeing liabilities, combined with cost reductions, to provide for funding runway through the end of 2011
•
Certain o
ptions to provide for extending funding runway beyond the end of 2011
(absent incremental debt or equity funding)
may have adverse impact on ability to
meet
required regulatory milestones

$MM		2010E Quarterly					2011E Quarterly				
	400	100	0	0	0	100	0	0	0	0	0
	(82)	(11)	(11)	24	(124)	(122)	(2)	(2)	(2)	(2)	(8)
	137	23	(39)	(18)	(183)	(218)	(74)	(78)	(66)	(61)	(279)

– Cash interest on the 14.0%, 16.5% and 18.0% Notes and cash payment for Boeing deferrals

Morgan Stanley

Cash Forecast at SkyTerra
Based on Management Projections and Assumes Cash Preservation Scenario
12
Project Baseball
• Under a cash preservation
 scenario, SKYT could extend
 the funding runway to Q1’11
 – Scenario assumes significant
 cost reductions in all areas
 outside of satellite related
 programs while still achieving
 regulatory milestones
• SKYT has significant cash
 obligations starting in Q4’10
• In 2010 and 2011, cash interest
 and Boeing payments account
 for ~$348MM or ~53% of
 SKYT’s cash obligations
SKYT Cash Forecast
2009E
2010E
2011E
Annual
Q1/10
Q2/10
Q3/10
Q4/10
Annual
Q1/11
Q2/11
Q3/11
Q4/11
Annual
Sources & Uses
Revenue
$40
$10
$10
$10
$9
$38
$8
$8
$8
$8
$31
Harbinger Transaction
Total Sources
440
110
10
10
9
138
8
8
8
8
31
Operating Expenses
(221)
(75)
(38)
(52)
(16)
(181)
(80)
(32)
(12)
(14)
(138)
Cash Interest
0
0
0
0
(53)
(53)
0
(52)
(60)
(52)
(165)
Boeing Payments
Total Uses
($303)
($87)
($49)
($28)
($192)
($356)
($82)
($86)
($74)
($68)
($310)
Cash Position Summary
Beginning Cash Balance
$112
$249
$272
$233
$215
$249
$31
($43)
($121)
($187)
$31
Change in Cash
Ending Cash Balance
$249
$272
$233
$215
$31
$31
($43)
($121)
($187)
($248)
($248)

clearwire
at&t
verizon
T··Mobile···
LEAP
metroPCS

Morgan Stanley

Spectrum Holdings (U.S. Carriers)
Bn MHz-POPs
Sale of Company: Potential Strategic Interest
13
27.2
27.2
29.0
29.0
2.9
2.9
> 42.0
> 42.0
15.4
15.4
3.3
3.3
Source  SNL Financial Database
Notes
1. Includes spectrum acquired from Aloha Partners
2. Represents T-Mobile USA spectrum ownership
(2)
• Carriers focused on continued
 rollout of AWS and 700 MHz
 spectrum to improve 2.5G/3G
 network coverage
 – Broad LTE rollout not
 forecast until 2011/2012 or
 beyond
 – Unclear short-or-medium
 term need for additional
 spectrum from ATC players
Project Baseball
Near
-
Term Supply of Spectrum
Block
Size
(MHz)
Source
Band
AW
S
-
3
20
FCC
AWS
J
-
Block
20
FCC
AWS
D
-
Block
10
FCC
700MHz
B
-
Block
20
SpectrumCo
AWS
MSS
-
1
20
ICO/McCaw
S
MSS
-
2
20
TerreS
tar/
Ergen
S
2.8
18.7
24.5
0.1
8.5
4.5
0
5
10
15
20
25
30
35
40
45
Existing Spectrum
700 MHz Spectrum

Assumed Value per MHz-POP

750

664

Morgan Stanley

Limited Equity Recovery in a SkyTerra Liquidation
14
Project Baseball
Notes
1. Based on fully accreted value of debt claims
2. Based on 7,500MM MHz-POP (300MM POPs and 25 MHz)
3. Based on current share price of SKYT as of 9/21/09 and FDSO of 141MM
4. Based on on FDSO of 141MM
Illustrative Waterfall Recovery Analysis
Maturity
Claim
$0.05
$0.10
$0.15
$0.20
$0.25
$MM
Date
Amount
(1)
$375
$750
$1,125
$1,500
$1,875
Implied AV
(2)
Boeing Claim
$120
14.0% Sr Sec Disc Notes
4/1/2013
Senior Secured Creditors
$870
43%
86%
100%
100%
100%
Recovery Rate
16.5% Sr Unsec Notes
5/1/2013
280
18.0% Sr Unsec Notes
7/1/2013
Senior Unsecured Creditors
$944
0%
0%
27%
67%
100%
Recovery Rate
Equity Holders
(3)
$481
0%
0%
0%
0%
13%
Recovery Rate
Implied EV Per Share
(4)
$0.00
$0.00
$0.00
$0.00
$0.43

Project Baseball
15
Appendix A
Additional Information

Precedent U.S. Spectrum Prices
ADDITIONAL INFORMATION
16
Notes
1. Represents auction completion date
2. The FCC exchanged the PCS G Block for Nextel’s lower 800 MHz SMR licenses
3. NextWave sold its spectrum to T-Mobile USA, MetroPCS, ACS Wireless and Atlantic Wireless
Project Baseball
Historical $/MHz-POP Auction Pricing
Spectrum Prices
($)
Source  New America Foundation: “The Citizen’s Guide to the Airwaves”; FCC
Bands:
700 MHz
1.9 - 2.0 GHz
1.9 GHz
1.9 - 2.0 GHz
1.7 - 2.1 GHz
1.9 - 2.0 GHz
1.9 - 2.0 GHz
Date (1):
1/26/01
3/18/08
2/15/05
9/18/06
3/13/95
1/14/97
N/A (2)
2320 - 2345 MHz
12.2 - 17.5 GHz
27.5 - 31.3 GHz
38.6 - 40.0 GHz
5/12/99
5/8/00
4/2/97
1/25/96
Precedent Spectrum
Transactions
Bands:
1.7-2.1 GHz
Date:
7/25/08
700 MHz
10/9/07
(3)
0.54
0.32
0.24
0.15
0.48
0.65
1.29
1.66
2.10
2.77
4.00
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
Auction 15
(Satellite Radio)
Auction 35
(PCS C & F)
Auction 8
(Satellite TV)
G Block
Auction 73 (700
MHz)
Auction 58
(Broadband
PCS)
Auction 66
(AWS)
Auction 4 (PCS
A & B)
Auction 11
(PCS D, E, F)
Auction 23
(LMDS)
Auction 30
(39 GHz)
$0.25
$1.06
$0.00
$0.50
$1.00
$1.50
AT&T / Aloha
NextWave /
Various

Target	MCSA

	Price Prem /(Dis)

£
000s
MCSA Price = £5.35
4/15/09
Inmarsat signs new
senior credit
facility
Inmarsat was named as
Mobile Satellite Services
(MSS) Operator of the
Year at the Annual

Morgan Stanley

ADDITIONAL INFORMATION
Inmarsat Stock Price Performance
Last Twelve Months
17
Share Price

Volume
Project Baseball
1. Premium to £5.35 MCSA Price
7/2/09
Inmarsat completes investment in
SkyWave Mobile Communications
4/24/09
Inmarsat recommends
final dividend of $0.1820
per ordinary share
7/16/09
8/10/2009
Inmarsat reports 2009
interim results
9/11/2009
Premium Analysis
Research Price Targets
9/22/08
Hart-Scott-Rodino waiting period
associated with the SkyTerra / Harbinger
offer expired without any action from the
U.S. Department of Justice. No second
request was issued
Premium to
(1)
BAS-ML (9/10/09)
£
6
.
80
27%
GS (8/27/09)
7.14
33%
CS (8/26/09)
6.00
12%
JPM (7/31/09)
5.60
5%
UBS (7/3/09)
6.35
19%
(1)
Current
£
5
.
51
3%
52-Week High
6.14
15%
52-Week Low
3.00
(44%)
LTM Average
4.73
(12%)
90 Day Average
5.32
(1%)
30 Day Average
5.29
(1%)
10 Day Average
5.49
3%
3.00
3.50
4.00
4.50
5.00
5.50
6.00
9/21/08
11/21/08
1/21/09
3/21/09
5/21/09
7/21/09
9/21/09
0
2,000
4,000
6,000
8,000
10,000
12,000
14,000
16,000
18,000
Volume
Price

Credit Markets, While Improving, Remain Challenged
ADDITIONAL INFORMATION
18
Yield Performance
Yield
%
Source  Yield Book, Advantage Data
Source  Advantage Data, Yield Book
Notes
1. Index stats since December 2001
2. Current as of September 2009
• Although the high yield market
 has recently opened for certain
 “B” and “CCC” names, the
 focus has been on known and
 seasoned issuers
Project Baseball
16-Mar-08
Bear Stearns sold to
JPMorgan
15-Sep-08
Lehman Brothers files
for bankruptcy
0
5
10
15
20
25
30
Mar-08
Apr-08
May-08
Jun-08
Jul-08
Aug-08
Oct-08
Nov-08
Dec-08
Jan-09
Feb-09
Mar-09
May-09
Jun-09
Jul-09
Sep-09
BB Index
B Index
CCC Index
Telecom
Yield Stats
(1)
Issue
Current
(2)
High
Low
Avg.
BB Index
8.36
14.61
7.53
9.98
B Index
10.61
20.93
10.16
13.83
CCC Index
15.49
29.49
13.42
19.61
Telecom
9.
54
15.53
8.53
11.10